UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

LAKELAND INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-15335	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Perimeter Parkway, Suite 325, Huntsville, Alabama 35806
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LAKE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Lakeland Industries, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders on June 15, 2022 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals. A brief description of and tabulation of votes for each proposal are set forth below. Voting results are, when applicable, reported by rounding fractional share voting to the nearest whole share.

Proposal 1. The Board of Directors’ nominees for Class III director were elected to serve for three years expiring at the Company’s 2025 Annual Meeting of Stockholders and until each of their respective successors is duly elected and qualified, by the votes set forth below. There were 55,127 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Thomas J. McAteer	3,864,884	705,217
James M. Jenkins	3,821,026	749,075
Nikki L. Hamblin	3,948,153	621,948

Proposal 2. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
4,513,973	111,062	193

Proposal 3. The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers. There were 55,127 broker non-votes with respect to the proposal.

For	Against	Abstain
3,720,990	632,282	216,829

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: June 17, 2022	By:	/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer, President and Secretary